Exhibit 99.1


                            [ION NETWORKS INC. LOGO]


FINAL
--------------------------------------------------------------------------------
                                                   Stephanie Prince/Kirin Smith
                                                   Morgen-Walke Associates, Inc.
                                                   212-850-5600


       ION NETWORKS ANNOUNCES UNAUDITED PRELIMINARY FOURTH QUARTER REVENUE
              * Final Year-End Results to be Reported May 21, 2002

PISCATAWAY,  NEW JERSEY APRIL 22ND,  2002 - ION Networks  Incorporated  (Nasdaq:
IONN), a leading provider of security and management solutions that protect critical infrastructure from internal and external security threats, today announced that it's unaudited preliminary revenue results for the fourth fiscal quarter ended March 31, 2002 is expected to be approximately $2.0 million, as compared to $2.2 million in the previous quarter.

"It is our intent to provide as much information and visibility as possible to our shareholders, hence the announcement of these unaudited preliminary results," said Kam Saifi, President and Chief Executive Officer. "We continue to face a challenging economic environment and a downturn in one of our key market verticals - the telecom sector. Despite this, we remain confident with, and focused on, our long-term growth objectives. Since last quarter we have nearly doubled our sales organization in North America and established a new marketing team, which will further help us to execute and deliver on our business and financial goals. We look forward to providing more detail on our earnings conference call on May 21st."

ION Networks expects to host a conference call to release complete fiscal fourth quarter and year-end results on May 21, 2002. Further details, specifying the exact time, will be announced early May 2002.

ABOUT ION NETWORKS

ION Networks, Inc. is a leading provider of infrastructure security and management solutions. The ION Secure suite helps customers protect critical infrastructure and maximize operational efficiency while lowering operational costs. ION Networks customers include AT&T, Bank of America, British Telecom, Citigroup, Entergy, Intel, Oracle, Qwest, SBC, Sprint, WorldCom and the U.S. Government. Headquartered in Piscataway, New Jersey, the Company has installed tens of thousands of its products worldwide from its eight direct sales offices in the United States, Livingston, Scotland and Antwerp, Belgium, and its distribution channels on four continents.

ION Networks and ION Secure are trademarks of ION Networks, Incorporated. All other trademarks and registered trademarks in this document are the properties of their respective owners.


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ION Networks, Inc                                                         Page 2

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. We typically use words like "anticipates", "believes", "plans", "intends", "expects", "future" and similar expressions to identify forward-looking statements. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties.

The factors that could cause actual future results to differ materially from the forward-looking statements include the following: fluctuations in customer demand, fluctuations in vertical markets of certain customers, the Company's ability to manage its growth (including the ability to hire sufficient sales and technical personnel for its expansion strategy), the risks associated with the expansion of the Company's distribution channels, the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the Company's markets, the risks associated with competition, the risks associated with international sales as the Company expands its markets, and the ability of the Company to compete successfully in the future, as well as other risks identified in the Company's Securities and Exchange Commission Filings, including but not limited to those appearing within the Company's most recent Quarterly Reports on Form 10-QSB and on Form 10-KSB on file with the Securities and Exchange Commission.

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